UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2019, Revolution Lighting Technologies, Inc. (the “Company”) received a notification letter from the Nasdaq Hearings Panel (the “Panel”), informing the Company that the Panel has determined to delist the Company’s common stock from The Nasdaq Capital Market and, accordingly, that trading in the Company’s common stock will be suspended effective at the open of business on October 14, 2019. The Panel also informed the Company that, following suspension of trading in the Company’s shares, Nasdaq will complete the delisting by filing a Form 25 with the Securities and Exchange Commission (“SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. Following suspension of trading of the Company’s common stock on The Nasdaq Capital Market, the Company plans to have its shares quoted on the OTC Pink Market.

As disclosed in prior Current Reports on Form 8-K filed by the Company with the SEC, the Company has received delisting determination letters from the staff of the Listing Qualifications Department of the Nasdaq Stock Market informing the Company that, since it has been unable to file its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018, March 31, 2019 and June 30, 2019 and its Annual Report on Form 10-K for the year ended December 31, 2018 as required by Nasdaq Listing Rule 5250(c)(1), and since the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of at least $1.00 per share, the Company’s common stock is subject to delisting from Nasdaq. The Company presented a plan of compliance to the Panel at a hearing held on June 6, 2019, and on July 9, 2019 the Company received an extension letter from the Panel informing the Company that the Company’s common stock would remain listed on The Nasdaq Capital Market, subject to certain requirements, including that the Company become current in all of its SEC periodic reports by October 29, 2019. On October 9, 2019, the Company notified the Panel of the Company’s determination to withdraw from the hearings process after Company management and the Audit Committee of the Company’s Board of Directors determined that it would be unable to regain compliance with its periodic reporting obligations by the Panel’s October 29, 2019 deadline due to delays it has experienced in the completion of the audit of its financial statements for the fiscal years ended December 31, 2016, 2017 and 2018, which it had planned to include in its Annual Report on Form 10-K for the year ended December 31, 2018.

As previously disclosed, the Company’s previously filed financial statements for the years ended December 31, 2014 through 2017 as well as the audit reports of the Company’s former independent auditors have been withdrawn, as have the Company’s financial statements for the fiscal quarters within each of the 2017, 2016 and 2015 fiscal years and the fiscal quarters ended March 31, 2018 and June 30, 2018. These financial statements should not be relied upon. The Company continues to work to complete the financial statements required to regain compliance with its periodic reporting obligations. At this time, the Company is unable to predict when those financial statements will be completed.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates”, “expects,” “intends,” “plans”, “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding whether and when the company will complete the restatement and audit of its historical financial statements and become current in its SEC reporting obligations involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the availability of historical accounting records and information, the timing and feasibility of the Company’s ongoing restatement and audit, the reduced liquidity of the Company’s common stock after delisting and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta, Sr.
Chief Executive Officer and President